Amended and Restated Guaranty


As of April 12, 2000, the undersigned, for value received, unconditionally and absolutely guarantees to Comerica Bank - California ("Bank"), a California banking corporation, payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future indebtedness ("Indebtedness") to the Bank of Datron World Communications Inc., a California corporation ("DWC"), and Datron/Transco Inc., a California corporation ("DT", and together with DWC, "Borrower"). Indebtedness includes without limit any and all obligations or liabilities of the Borrower to the Bank, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, known or unknown; any and all indebtedness, obligations or liabilities for which Borrower would otherwise be liable to the Bank were it not for the invalidity, irregularity or unenforceability of them by reason of any bankruptcy, insolvency or other law or order of any kind, or for any other reason; all amendments, modifications, renewals and/or extensions of the above; and all costs of collecting Indebtedness, including, without limit, attorney fees. Any reference in this Guaranty to attorney fees shall be deemed a reference to reasonable fees, charges, costs and expenses of both in-house and outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorney fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise. All costs shall be payable by the undersigned when incurred by the Bank, without demand, and if not paid within ten (10) business days of when first due, shall bear interest at the default rate of interest applicable to the Indebtedness under Borrower's agreements with Bank until paid in full, but not in excess of the maximum rate permitted by law.

1. LIMITATION: The total obligation of the undersigned under this Guaranty shall include, IN ADDITION TO the principal guaranteed, all interest on the principal amount, and all costs incurred by the Bank in collection efforts against the Borrower and/or the undersigned or otherwise incurred by the Bank in any way relating to the Indebtedness, or this Guaranty, including without limit attorney fees. The undersigned agrees that (a) this limitation shall not be a limitation on the amount of Borrower's Indebtedness to the Bank; (b) any payments by the undersigned shall not reduce the maximum liability of the undersigned under this Guaranty unless written notice to that effect is actually received by the Bank at, or prior to, the time of the payment; and (c) the liability of the undersigned to the Bank shall at all times be deemed to be the aggregate liability of the undersigned under this Guaranty and any other guaranties previously or subsequently given to the Bank by the undersigned and not expressly revoked, modified or invalidated in writing.

2. NATURE OF GUARANTY: This is a continuing Guaranty of payment and not of collection, and remains effective whether the Indebtedness is from time to time reduced and later increased or entirely extinguished and later reincurred. The undersigned delivers this Guaranty based solely on the undersigned's independent investigation of (or decision not to investigate) the financial condition of Borrower and is not relying on any information furnished by the Bank. The undersigned assumes full responsibility for obtaining any further information concerning the Borrower's financial condition, the status of the Indebtedness or any other matter which the undersigned may deem necessary or appropriate now or later. The undersigned knowingly accepts the full range of risk encompassed in this Guaranty, which risk includes, without limit, the possibility that Borrower may incur Indebtedness to the Bank after the financial condition of the Borrower, or the Borrower's ability to pay debts as they mature, has deteriorated.

3. APPLICATION OF PAYMENTS: The undersigned authorizes the Bank, either before or after termination of this Guaranty, without notice to or demand on the undersigned and without affecting the undersigned's liability under this Guaranty, from time to time to: (a) apply any security and direct the order or manner of sale; and (b) apply payments received by the Bank from the Borrower to any indebtedness of the Borrower to the Bank, in such order as the Bank shall determine in its sole discretion, whether or not this indebtedness is covered by this Guaranty, and the undersigned waives any provision of law regarding application of payments which specifies otherwise. The undersigned agrees to provide to the Bank copies of the undersigned's financial statements upon request.

4. SETOFF: The undersigned acknowledges the Bank's right of setoff as to any and all deposits and other amounts from time to time in the possession of, or owing to the undersigned by, the Bank. The undersigned further assigns to the Bank as collateral for the obligations of the undersigned under this Guaranty all claims of any nature that the undersigned now or later has (have) against the Borrower (other than any claim under a deed of trust or mortgage covering California real property) with full right on the part of the Bank, in its own name or in the name of the undersigned, to collect and enforce these claims. The undersigned agrees that no security now or later held by the Bank for the payment of any Indebtedness, whether from the Borrower, any guarantor, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the unconditional obligation of the undersigned under this Guaranty, and the Bank, in its sole discretion, without notice to the undersigned, may release, exchange, enforce and otherwise deal with any security without affecting in any manner the unconditional obligation of the undersigned under this Guaranty. The undersigned acknowledges and agrees that the Bank has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and the undersigned is not relying upon any asset(s) in which the Bank has or may have a lien or security interest for payment of the Indebtedness.

5. OTHER GUARANTORS: If any Indebtedness is guaranteed by two or more guarantors, the obligation of the undersigned shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced at the option of the Bank against each severally, any two or more jointly, or some severally and some jointly. The Bank, in its sole discretion, may release any one or more of the guarantors for any consideration which it deems adequate, and may fail or elect not to prove a claim against the estate of any bankrupt, insolvent, incompetent or deceased guarantor; and after that, without notice to any guarantor, the Bank may extend or renew any or all Indebtedness and may permit the Borrower to incur additional Indebtedness, without affecting in any manner the unconditional obligation of the remaining guarantor(s). The undersigned acknowledges that the effectiveness of this Guaranty is not conditioned on any or all of the indebtedness being guaranteed by anyone else.

6. TERMINATION: The undersigned may not terminate its obligation under this Guaranty as to future Indebtedness (except as provided below) by (and only by) delivering written notice of termination to an officer of the Bank and receiving from an officer of the Bank written acknowledgment of delivery; provided, however, the termination shall not be effective until the opening of business on the fifth (5th) day ("effective date") following written acknowledgment of delivery. Any termination shall not affect in any way the unconditional obligations of the remaining guarantor(s), if any, whether or not the termination is known to the remaining guarantor(s). Any termination shall not affect in any way the unconditional obligations of the terminating guarantor(s) as to any Indebtedness existing at the effective date of termination or any Indebtedness created after that pursuant to any commitment or agreement of the Bank or pursuant to any Borrower loan with the Bank existing at the effective date of termination (whether advances or readvances by the Bank after the effective date of termination are optional or obligatory), or any modifications, extensions or renewals of any of this Indebtedness, whether in whole or in part, and as to all of this Indebtedness and modifications, extensions or renewals of it, this Guaranty shall continue effective until the same shall have been fully paid. The Bank has no duty to give notice of termination by any guarantor(s) to any remaining guarantor(s). The undersigned shall indemnify the Bank against all claims, damages, costs and expenses, including, without limit, attorney fees, incurred by the Bank in connection with any suit, claim or action against the Bank arising out of any modification or termination of a Borrower loan or any refusal by the Bank to extend additional credit in connection with the termination of this Guaranty.

7. REINSTATEMENT: Notwithstanding any prior revocation, termination, surrender or discharge of this Guaranty (or of any lien, pledge or security interest securing this Guaranty) in whole or in part, the effectiveness of this Guaranty, and of all liens, pledges and security interests securing this Guaranty, shall automatically continue or be reinstated in the event that any payment received or credit given by the Bank in respect of the Indebtedness is returned, disgorged or rescinded under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Guaranty, and all liens, pledges and security interests securing this Guaranty, shall be enforceable against the undersigned as if the returned, disgorged or rescinded payment or credit had not been received or given by the Bank, and whether or not the Bank relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Guaranty and the liens, pledges and security interests securing it, the undersigned agrees upon demand by the Bank, to execute and deliver to the Bank those documents which the Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of the undersigned to do so shall not affect in any way the reinstatement or continuation. If the undersigned does not execute and deliver to the Bank upon demand such documents, the Bank and each Bank officer is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of the undersigned (with full power of substitution) to execute and deliver such documents in the name and on behalf of the undersigned.

8. WAIVERS: The undersigned waives any right to require the Bank to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from the Borrower or any other person, or otherwise comply with the provisions of Section 9-504 of the California Uniform Commercial Code or other applicable Uniform Commercial Code; or (c) pursue any other remedy in the Bank's power. The undersigned waives notice of acceptance of this Guaranty and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Indebtedness, and agrees that the Bank may, once or any number of times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit the Borrower to incur additional Indebtedness, all without notice to the undersigned and without affecting in any manner the unconditional obligation of the undersigned under this Guaranty.

   The undersigned unconditionally and irrevocably waives each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of the undersigned under this Guaranty, and acknowledges that each such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from the undersigned now or later securing this Guaranty and/or the Indebtedness, and acknowledges that as of the date of this Guaranty no such defense or setoff exists.

   The undersigned understands that, absent this waiver, Bank's election of remedies, including but not limited to its decision to proceed to nonjudicial foreclosure on any real property securing the Indebtedness, could preclude Bank from obtaining a deficiency judgment against Borrower and the undersigned pursuant to California Code of Civil Procedures Sections 580a, 580b, 580d or 726 and could also destroy any subrogation rights which the undersigned has against Borrower. The undersigned further understands that, absent this waiver, California law, including without limitation, California Code of Civil Procedure Sections 580a, 580b, 580d or 726, could afford the undersigned one or more affirmative defenses to any action maintained by Bank against the undersigned on this Guaranty.

   Although, the intent of the undersigned and the Bank is that California law shall apply, the undersigned waives any and all rights and provisions of California Code of Civil Procedure Sections 580a, 580b, 580d and 726, including, but not limited to any provision thereof that:
   (i) may limit the time period for Bank to commence a lawsuit against Borrower or the undersigned to collection any Indebtedness owing by Borrower or the undersigned to Bank; (ii) may entitle Borrower or the undersigned to a judicial or nonjudicial determination of any deficiency owed by Borrower or the undersigned to Bank, or to otherwise limit Bank's right to collect a deficiency based on the fair market value of such real property security; (iii) may limit Bank's right to collect a deficiency judgment after a sale of any real property securing the indebtedness; (iv) may require Bank to take only one action to collect the indebtedness or that may otherwise limit the remedies available to Bank to collect the Indebtedness.

   Although, the intent of the undersigned and the Bank is that California law shall apply, the undersigned waives all rights and defenses arising out of an election of remedies by Bank even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guarantee obligation, has destroyed the undersigned's rights of subrogation and reimbursement against Borrower by the operation of
   Section 580d of the Code of Civil Procedure or otherwise.

9. WAIVER OF SUBROGATION: The undersigned postpones any and all rights (whether by subrogation, indemnity, reimbursement, or otherwise) to recover from the Borrower any amounts paid by the undersigned pursuant to this Guaranty until such time that all Indebtedness has been finally and irrevocably paid to Bank.

10. SALE/ASSIGNMENT: The undersigned acknowledges that the Bank has the right to sell, assign, transfer, negotiate, or grant participations in all or any part of the Indebtedness and any related obligations, including, without limit, this Guaranty, without notice to the undersigned and that the Bank may disclose any documents and information which the Bank now has or later acquires relating to the undersigned or to the Borrower in connection with such sale, assignment, transfer, negotiation, or grant. The undersigned agrees that the Bank may provide information relating to this Guaranty or relating to the undersigned to the Bank's parent, affiliates, subsidiaries and service providers.

11. WITHHOLDING TAXES: All payments to be made by the undersigned under this Guaranty shall be made without setoff or counterclaim and without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member, unless the undersigned is compelled by law to make payment subject to such tax.
   In such event, the undersigned shall: (a) pay to the Bank for the account of the Bank such additional amounts as may be necessary to ensure that the Bank receives a net amount equal to the full amount which would have been receivable under this Guaranty had payment not been made subject to such tax; and (b) send to the Bank such certificates or certified copies of receipts as the Bank shall reasonably require as proof of the payment by the undersigned of any such taxes payable by the undersigned. As used herein, the terms "tax", "taxes" and "taxation" include all existing taxes, levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge, together with interest thereon and fines and penalties with respect thereto, which may be imposed by reason of any violation or default with respect to the law regarding such tax, assessed as a result of or in connection with the Indebtedness or the obligation of the undersigned hereunder, or the payment or delivery of funds into or out of any jurisdiction other than the United States (whether assessed against Borrower, the undersigned or the Bank).

12. GENERAL: This Guaranty constitutes the entire agreement of the undersigned and the Bank with respect to the subject matter of this Guaranty. No waiver, consent, modification or change of the terms of the Guaranty shall bind any of the undersigned or the Bank unless in writing and signed by the waiving party or an authorized officer of the waiving party, and then this waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given. This Guaranty shall inure to the benefit of the Bank and its successors and assigns and shall be binding on the undersigned and the undersigned's heirs, legal representatives, successors and assigns including, without limit, any debtor in possession or trustee in bankruptcy for any of the undersigned. The undersigned has knowingly and voluntarily entered into this Guaranty in good faith for the purpose of inducing the Bank to extend credit or make other financial accommodations to the Borrower. If any provision of this Guaranty is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective.

13.   GOVERNING LAW AND JURISDICTION:   THIS GUARANTY SHALL BE GOVERNED BY
   AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, UNITED STATES OF AMERICA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES; The undersigned hereby irrevocably agrees that any legal action, suit, or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Guaranty, the Indebtedness or the transactions or documents contemplated hereby or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be brought in the United States Courts or in the courts of the State of California, or in any other court having jurisdiction over the subject matter, as the Bank in its sole discretion may elect, and, by its execution and delivery of this Guaranty, the undersigned hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts generally and unconditionally with respect to any such action, suit or proceeding for itself and in respect of its property. The undersigned further agrees that final judgment against it in any action, suit, or proceeding referred to herein shall be conclusive and may be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness. The undersigned further irrevocably consents and agrees to the service of any and all legal process, summons, notices, and documents out of any of the aforesaid courts in any action, suit or proceeding by mailing copies thereof by registered or certified mail, postage prepaid, to the undersigned at its address set forth in this Guaranty or to any other address of which the undersigned shall have given prior written notice to Bank. The undersigned agrees that service upon the undersigned as provided for herein shall constitute valid and effective personal service upon the undersigned. Nothing herein shall, or shall be construed so as to, limit the right of the Bank, or any of its successors or assigns, to bring actions, suits or proceedings with respect to the obligations and liabilities of the undersigned under, or any other matter arising out of or in connection with, this Guaranty, the Indebtedness or the transactions or documents contemplated hereby, or for recognition or enforcement of any judgment rendered in any proceeding, in the courts of whatever jurisdiction in which the Indebtedness or the obligations or liabilities of the undersigned hereunder may arise or are created or in which the assets of the undersigned may be found or as otherwise shall seem appropriate to the Bank, or any of its successors or assigns, or to affect the right to service of process in any jurisdiction in any other manner permitted by law; (c) In addition, the undersigned hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Guaranty, the Indebtedness or the transactions contemplated hereby brought in any federal or state court situate in the State of California, and hereby further irrevocably and unconditionally waives and agrees not to plead any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

14.   REPRESENTATIONS AND WARRANTIES:

   The undersigned hereby represents and warrants to Bank:

   a. Undersigned is a corporation duly organized and existing in good standing under the laws of Delaware, is duly qualified and authorized to do business in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary and failure to so qualify could have a Material Adverse Effect; execution, delivery and performance of this Guaranty, and any other documents and instruments required under this Guaranty, are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of its organizational documents, and do not require the consent or approval of any governmental body, agency or authority that has not been obtained; and this Guaranty, and any other documents and instruments required under this Guaranty, when issued and delivered under this Guaranty, will be valid and binding upon the undersigned in accordance with their terms.

   b. The execution, delivery and performance of this Guaranty, and any other documents and instruments required under this Guaranty, are not in contravention of the unwaived terms of any indenture, agreement or undertaking to which the undersigned is party or by which it is bound.

   c. No litigation or other proceeding before any court or administrative agency is pending, or to the knowledge of the officers of the undersigned is threatened against it, the outcome of which if determined adversely would have a material adverse effect on the properties, assets or financial condition of the undersigned ("Material Adverse Effect").

   d. The audited balance sheet and operating statement of the undersigned dated March 31, 1999 and the unaudited balance sheet and operating statement of the undersigned dated December 31, 1999, previously furnished Bank, are complete and correct and fairly present the financial condition of the undersigned and the results of its operations; since said dates there has been no change in the financial condition of the undersigned that has resulted, or could result, in a Material Adverse Effect; to the knowledge of the undersigned's officers, the undersigned has no contingent obligations (including any liability for taxes) not disclosed by or reserved against in said balance sheets, and at the present time there are no material unrealized or anticipated losses from any present commitment.

   e. The undersigned has reviewed its operations and those of its subsidiaries and major commercial counterparts with a view to assessing whether it or its subsidiaries' respective businesses will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to a year 2000 issue. Based on such review, the undersigned has no reason to believe that any Material Adverse Effect will occur with respect to its or its subsidiaries businesses or operations resulting from a year 2000 issue.

15.   COVENANTS:

   The undersigned covenants and agrees that it will, and cause its subsidiaries to, so long as Bank is committed to make any advances to either Borrower and thereafter so long as any Indebtedness remains outstanding:

   a.   Furnish Bank:

(i) within ninety (90) days after and as of the end of the undersigned's fiscal years, financial statements of the undersigned on a consolidated and consolidating basis containing the balance sheet of the undersigned as of the close of each such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year, and such other comments and financial details as are usually included in similar reports. Such reports shall be prepared in accordance with GAAP by independent certified public accountants of recognized standing selected by the undersigned and acceptable to Bank and shall contain unqualified opinions as to the fairness of the statements therein contained;

(ii) within thirty (30) days after the end of each month, financial statements on a consolidated and consolidating basis containing the balance sheet of the undersigned as of the end of each such period and statements of income of the undersigned for the portion of the fiscal year up to the end of such period. These statements shall be prepared on the same accounting basis as the statements required in paragraph (i) above and shall be in such detail as the Bank may reasonably require, and the accuracy of the statements shall be certified by the chief executive or financial officer of the undersigned;

(iii) promptly, upon becoming available, a copy of all financial statements, reports, notices, proxy statements and other communications sent by the undersigned or any of its subsidiaries to their stockholders, and all regular and periodic reports filed by the undersigned or any of its subsidiaries with any securities exchange, the Securities and Exchange Commission, and any state securities bureau or commission;

(iv) as soon as available and in any event within thirty (30) days after the end of each fiscal quarter of the undersigned, and ninety (90) days after the fiscal year end, a report in such detail as Bank may specify demonstrating the undersigned's compliance with Sections 15 (g), (h), (i) and (j) hereof, certified by an authorized officer of the undersigned,; and

(v) promptly, and in form to be satisfactory to Bank, such other information as Bank may reasonably request from time to time.

b. Pay and discharge, all taxes and other governmental charges, and all contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith.

c. Maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as-are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate.

d. Permit Bank, through its authorized attorneys, accountants, and representatives, to examine the books, accounts, records, ledgers and assets of every kind and description of the undersigned at all reasonable times upon oral or written request of Bank and, in connection therewith, reimburse Bank for all costs and expenses incurred by Bank in connection with audits of the assets and records of the undersigned.

e. Promptly, not later than three (3) business days after becoming aware thereof, notify Bank of any condition or event which constitutes or with the running of time and/or the giving of notice would constitute a default in the undersigned's performance of any obligation hereunder.

f. Maintain in good standing all licenses required by the jurisdiction of the incorporation, or any agency thereof, or any other governmental authority that may be necessary or required for the undersigned to carry on its general business objects and purposes.

g. Maintain a Current Ratio, on an consolidated basis, not less than 1.25 to 1.0, tested quarterly.

       "Current Assets" shall mean, for any Person, such Person's current assets determined in accordance with GAAP.

	  "Current Liabilities" shall mean, as of any applicable date of determination, all liabilities of a person that would be classified as current in accordance with GAAP, and shall also include, notwithstanding any provisions of GAAP to the contrary, the face amount of any letters of credit outstanding and any funded advances under the Co-Borrower Facility (as defined in the Credit Agreement) and the DT Facility (as defined in the Credit Agreement).

	  "Current Ratio" shall mean, as of any applicable date of determination, the ratio of Current Assets to Current Liabilities.

	   "Credit Agreement" shall mean that Credit Agreement of even date herewith among DT, DWC and Bank.

 h. Maintain, on a consolidated basis, a Debt Ratio less than 1.5 to 1.0, tested quarterly.

       "Debt Ratio" shall mean, as of any applicable date of determination, the ratio of Debt to Tangible Net Worth.

	  "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP, and shall also include, notwithstanding any provisions of GAAP to the contrary, the face amount of any letters of credit outstanding.

	  "Tangible Net Worth" shall mean, as of the date of any determination, the shareholders equity of the undersigned (minus amounts included therein in accordance with GAAP as intangible assets, including patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, investment in any individual corporation, partnership, joint ventures, advances to officers or employees in excess of Two Hundred Thousand Dollars ($200,000)) after all appropriate deductions in accordance with GAAP, consistently applied (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization).

	  "GAAP" shall mean generally accepted accounting principles, applied in a manner consistent with those used in connection with the preparation of the financial reports mentioned in Section 15(a) above.

  i.   Maintain, as of January 31, 2000, on a consolidated basis, Tangible
     Net Worth of not less than $25,400,000.   Thereafter, the undersigned shall
     maintain, as of the end of each March, June, September, and December, a Tangible Net Worth of not less than the base minimum Tangible Net Worth for the prior quarter plus fifty percent (50%) of positive Net Income for the prior quarter; provided, however, that the Tangible Net Worth requirement for March 31, 2000 shall be $25,400,000 plus fifty percent (50%) of positive Net Income for February and March, 2000.

     "Net Income" shall mean, as of any applicable date of determination, net income (or loss) of a person for any period determined in accordance with GAAP but excluding in any event:

(i) any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account on any excluded losses; and

(ii) net earnings of any person in which the undersigned has an ownership interest except for wholly owned subsidiaries for which earnings have been consolidated per GAAP unless such net earnings shall have actually been received by the undersigned in the form of cash distributions.

 j. Not have a negative Net Income for any two consecutive fiscal quarters.

 k. Not purchase, acquire or redeem any of its capital stock or make any material change in its capital structure or general business objects or purpose, or pay cash dividends on any class of its capital stock without the prior written consent of the Bank.

 l. Not enter into any merger or consolidation or sell, lease, transfer, or dispose of all, substantially all, or any material part of its assets without the prior written consent of the Bank.

  m. Not guarantee, endorse, otherwise become or remain secondarily liable for or upon the obligations of others, except:

  (a)  by endorsement for deposit in the ordinary course of business;

  (b)  its Guaranty of indebtedness of Borrower; and

  (c) its unsecured guaranty of Three Million Three Hundred Thousand Dollar ($3,300,000) loan from Jackson National Life Insurance Co to Datron Resources Inc.

  n. Not purchase, lease or become obligated for the purchase or lease of any fixed assets, except for purchases, capital leases and obligations to purchase or lease fixed assets which, in aggregate, do not exceed $1,700,000 in any fiscal year.

o. Not become or remain obligated for any indebtedness for borrowed money, or for any indebtedness incurred in connection with the acquisition of any property, real or personal, tangible or intangible, except:

    (a)  indebtedness to Bank;

    (b) current unsecured trade, utility or non-extraordinary accounts payable arising in the ordinary course of undersigned's business;

    (c) purchase money indebtedness and capital lease obligations for fixed assets incurred in connection with purchases of fixed assets (or any refinancings thereof) to the extent consistent with the limitations of paragraph 15(n) above; and

    (d) indebtedness relating to the unsecured guaranty of a Three Million Three Hundred Thousand Dollar ($3,300,000) loan from Jackson National Life Insurance Co to Datron Resources Inc.

 p. Not make payments or distributions to undersigned's shareholders and/or controlling persons or entities.

 q. Not purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets of business interests of any person, firm or corporation or any shares of stock of any corporation, trusteeship or association or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition without the written consent of Bank, except for purchases and acquisitions permitted under paragraph 15 (n) above.

 r. Not make or allow to remain outstanding any investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans or advances to, any person, firm, corporation or other entity or association except:

    (a) Loans and advances to employees, officers and directors not to exceed $400,000 in aggregate amount at any time outstanding, including a Two Hundred Forty Four Thousand Dollars($244,000) Note from David A. Derby recorded as a contra equity account; and

    (b) Loans and investments in customers of undersigned and Borrower arising in the ordinary course of business as the result of the compromise or settlement of accounts payable owing by such customers.

  s. Not affirmatively pledge or mortgage any of its assets, whether now owned or hereafter acquired, or create, suffer or permit to exist any lien, security interest in, or creditor encumbrance thereon, without the written consent of Bank, except:

    (a)  liens and encumbrances in favor of Bank;

    (b) liens for taxes, assessments or other governmental charges incurred in the ordinary course of business and not yet past due or being contested in good faith by appropriate proceedings and with proper reserves therefor maintained in accordance with GAAP;

    (c) liens not delinquent created by statute in connection with worker's compensation, unemployment insurance, social security and similar statutory obligations;

    (d) liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business that are not yet due and payable or that are being contested in good faith by appropriate proceedings and with proper reserves therefor maintained in accordance with GAAP;

    (e) encumbrances consisting of easements, rights of way, zoning restrictions or other similar restrictions on the use of real property, none of which materially impairs the use of such property by Borrower in the operation of the business for which it is used and none of which is violated in any material respect by any existing or proposed structure or land use;

   (f) liens on real estate, furniture, fixtures and equipment (other than the Machinery and Equipment) for purchase money financing (including loans and leases) used to acquire fixed assets to the extent consistent with the limitations of paragraph 15(n) above;

   (g) liens arising by operation of law in connection with judgments being appealed; and

   (h) liens on property acquired by a Borrower or any subsidiary to the extent such Liens are in existence when such property or subsidiary was acquired and were not made in anticipation of such acquisition.

 t. Not sell, assign, transfer or confer a security interest in any account, contract, note, trade acceptance or other receivable, except to Bank.

16.   JURY TRIAL WAIVER:  THE UNDERSIGNED AND BANK ACKNOWLEDGE THAT THE
   RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS GUARANTY OR THE INDEBTEDNESS.

17. HEADINGS: Headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.

18. This Amended and Restated Guaranty amends and restates that Guaranty delivered by Guarantor to Bank on March 24, 1999 with respect to the indebtedness of Borrower to Bank.

IN WITNESS WHEREOF, Guarantor has signed and delivered this Guaranty the day and year first written above.

WITNESSES:                         Datron Systems Incorporated

Signature of:                      By:/s/ David A. Derby

                            				   Its: Chairman, President and Chief
Signature of:                             Executive Officer

				   GUARANTOR'S ADDRESS:
				   3030 Enterprise Court
				   Vista, California  92038